======================================================================================================================
                                   SCHEDULE A
                            PURCHASE OF CALL OPTIONS
                            BIOVAIL CORPORATION (BVF)



----------------------------------------------------------------------------------------------------------------------
                                    Number of
                    Number of      Underlying
      Date          Contracts        Shares          Maturity         Strike Price   Call Premium       Total Cost
----------------------------------------------------------------------------------------------------------------------

August 17, 2004        495           49,500       February 17, 2006     $ 22.50       $ 2.1500         $ 106,425.00
                       495           49,500        April 17, 2006       $ 22.50       $ 2.3900         $ 118,305.00
                       495           49,500         June 16, 2006       $ 22.50       $ 2.6600         $ 131,670.00
                       495           49,500        August 17, 2006      $ 22.50       $ 2.9100         $ 144,045.00

Open market
purchases:

August 19, 2004        230           23,000       January 21, 2006      $ 17.50       $ 2.6735          $ 61,490.50
                      1,015          101,500      January 21, 2006      $ 20.00       $ 2.0010         $ 203,101.50
                       600           60,000       January 20, 2007      $ 20.00       $ 3.1045         $ 186,270.00

August 23, 2004       2,515          251,500      January 21, 2006      $ 20.00       $ 2.4360          $612,654.00

August 24, 2004        800           80,000       January 21, 2006      $ 22.50       $ 1.9281         $ 154,248.00
                       700           70,000       January 20, 2007      $ 22.50       $ 3.0640         $ 214,480.00

August 25, 2004        908           90,800       January 21, 2006      $ 22.50       $ 2.1213         $ 192,614.04
                       208           20,800       January 20, 2007      $ 22.50       $ 3.3000          $ 68,640.00

August 26, 2004       1,100          110,000      January 21, 2006      $ 22.50       $ 2.3885         $ 262,735.00